UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 6, 2019

Heartland Financial USA, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number:	001-15393

Delaware	42-1405748
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1398 Central Avenue Dubuque, Iowa 52001
(Address of principal executive offices)

(563) 589-2100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2019, the Board of Directors (the "Board") of Heartland Financial USA, Inc. (the "Company") approved The Heartland Financial USA, Inc. Deferred Compensation Plan (the "Plan"). The Plan is a nonqualified deferred compensation plan under which eligible employees may elect to defer all or a portion of eligible compensation (generally base salary, bonus and other approved cash or equity compensation).  Deferral elections generally must be made in the calendar year before the year in which the compensation is earned, provided that the Company may also permit deferral elections (i) with respect to newly eligible participants who enter the Plan during a calendar year, within the first thirty days after eligibility, and (ii) with respect to certain other forfeitable or performance-based awards granted during a calendar year, during any other period established by the Company that complies with section 409A of the Internal Revenue Code (the "Code").  The Company, in its discretion, may make additional contributions in such amounts and subject to such vesting terms as it determines.  Participant account balances are credited with investment earnings that are based on one or more notional investment funds, which may be selected by the participant from a menu made available by the Company.

When making a deferral election, a participant may also choose a payment schedule with respect to the amount deferred.   Participants may schedule payments to commence upon specified dates and be paid over a period up to five years.  However, upon a participant’s intervening separation from service (other than for retirement) prior to a scheduled payment, payment of the participant’s unpaid balance will be completed no later than the calendar year following the year of separation.  In the case of a retirement (separation at or after age 62), the participant’s account balance may be paid in annual installments over a period not longer than ten years.

The deferred compensation obligations under the Plan are general unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Plan. Participants will be unsecured general creditors of the Company with respect to all deferred compensation obligations owed to them under the Plan. The Plan is administered by the Compensation Committee of the Board, which may delegate specific duties to Company employees or other individuals or entities. The Board may amend or terminate the Plan at any time, provided that no amendment may reduce the vested balance of a participant accrued as of the date of the amendment.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Business Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

10.1 Deferred Compensation Plan dated April 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2019	HEARTLAND FINANCIAL USA, INC.

	By:	/s/ Bryan R. McKeag
Bryan R. McKeag
Executive Vice President
Chief Financial Officer